Exhibit 99.1
NEWS RELEASE
SurModics Reports Record Total and Legacy Business
Revenue in Second Quarter 2008
EDEN PRAIRIE, Minnesota — April 23, 2008 — SurModics, Inc. (Nasdaq: SRDX), a leading provider of surface modification and drug delivery technologies to the healthcare industry, today reported financial results for the second fiscal quarter ended March 31, 2008.
Second Quarter Highlights:
•	Record total revenue of $25.7 million, up 48% year-over-year
o	Record legacy business revenue (excluding Brookwood Pharmaceuticals and BioFX Laboratories acquisitions), up 12% year-over-year

o	Record Brookwood Pharmaceuticals revenue of $5.2 million

o	Record non-CYPHER-related revenue, up 90% year-over-year; up 34% excluding acquisitions

o	Double-digit year-over-year revenue growth in all three operating segments:
▪	Drug Delivery — up 93%

▪	Hydrophilic and Other — up 26%

▪	In Vitro — up 19%
•	GAAP results:
o	Operating income of $7.2 million

o	Net income of $5.1 million

o	Diluted EPS of $0.28
•	Non-GAAP results (adjusting for accounting treatment of Merck agreement):
o	Adjusted total revenue of $28.5 million

o	Adjusted operating income of $9.9 million

o	Adjusted net income of $6.8 million

o	Adjusted diluted EPS of $0.37
•	Operating cash flow of $4.5 million

•	Four new licenses signed with SurModics customers

•	Four new customer products introduced

•	Repurchased $2.6 million of SurModics stock
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SurModics Reports Record Total and Legacy Business Revenue in Second Quarter 2008

“SurModics generated record total revenue and double-digit revenue growth in all three of our operating segments for the second consecutive quarter,” said Bruce Barclay, president and CEO. “We are particularly gratified to achieve record revenue for the second consecutive quarter in our legacy business despite a 28% year-over-year decrease in Cypher stent-related revenue. Further Brookwood Pharmaceuticals generated record revenue, and both Brookwood and BioFX again contributed to overall earnings this quarter. These results demonstrate the significant benefits of our broad and diverse technology portfolio.”
“Our collaboration with Merck in ophthalmology continues to progress extremely well. In January we announced an extension of our license agreement with Merck, and we generated a record number of billable hours with Merck in the quarter. As of the end of the quarter, our total Merck deferred revenue balance had grown to $24.9 million,” continued Barclay. “The achievement of three of our fiscal 2008 goals added to the highlights of our second quarter performance. First, we announced the first in-human use of the SynBiosys™ biodegradable polymer on our customer CardioMind’s drug-eluting stent. Second, in February, Medtronic announced their U.S. launch of the Endeavor® Coronary Stent System which uses SurModics’ hydrophilic technology. Third, we generated $15.6 million in cash from our paid development activities so far this fiscal year, already surpassing our goal of $10 million. We are making excellent progress on our strategic plan for sustainable growth, and continue to believe in our ability to achieve our fiscal 2008 company goals as well as our long-term objectives.”
For the second quarter of fiscal 2008, revenue was $25.7 million, an increase of 48% from $17.4 million in the year earlier period. Total operating expenses, including product costs, were $18.5 million, which roughly doubled from $9.3 million last year. Operating income was $7.2 million, a decrease of 11% compared with $8.1 million in the prior-year period. Net income was $5.1 million, a decrease of 10% from $5.7 million in the same period last year. Diluted net income per share was $0.28, a 10% decrease from $0.31 in the second quarter of fiscal 2007. Earnings growth did not keep pace with revenue growth primarily as a result of the accounting treatment relating to our Merck agreement, higher stock-based compensation costs associated with recent board transitions, and a changing mix of revenue sources.

SurModics Reports Record Total and Legacy Business Revenue in Second Quarter 2008

For the first six months of fiscal 2008, revenue was $49.5 million, compared with $34.1 million in the year earlier period. Operating income was $14.8 million, compared with $16.2 million in the prior year period; net income was $10.8 million, compared with $11.7 million in the year earlier period; and diluted net income per share was $0.58, compared with $0.64 in the first six months of fiscal 2007.
“This quarter we are providing shareholders with a more transparent picture of ongoing operations at SurModics by presenting supplemental non-GAAP disclosure related to the Merck agreement accounting treatment,” said Phil Ankeny, senior vice president and chief financial officer. “We believe that this supplemental non-GAAP disclosure complements our GAAP reporting, and allows the investment community to better understand current performance by showing what our results would have looked like had we fully recognized as revenue all of the items related to our significant collaboration with Merck, compared to amortizing the amounts, as we do under the applicable accounting treatment. Because the Merck agreement is so significant to our business, and given the effect the associated accounting has on our reported results, we are presenting this new non-GAAP disclosure to help investors understand the impact of that single agreement.”
On a non-GAAP basis (adjusting for the accounting treatment of the Merck agreement), for the three-month period ended March 31, 2008, total revenue was $28.5 million, operating income was $9.9 million, net income was $6.8 million, and diluted net income per share was $0.37. On a non-GAAP basis, for the six-month period ending March 31, 2008, total revenue was $53.8 million, operating income was $19.0 million, net income was $13.3 million, and diluted net income per share was $0.72. As of March 31, 2008, the deferred revenue balance associated with the Merck agreement was $24.9 million.
SurModics’ cash and investment balances totaled $80.9 million as of March 31, 2008, up from $72.5 million as of December 31, 2007. Operating cash flow for the quarter was $4.5 million, compared with $4.7 million in the prior year period. SurModics also initiated its second share repurchase program in the quarter with repurchases totaling $2.6 million.

SurModics Reports Record Total and Legacy Business Revenue in Second Quarter 2008

SurModics’ pipeline continues to grow. The company signed four new licenses in the second quarter, bringing the fiscal year-to-date total to 13, and has a goal of signing 18 new licenses in fiscal 2008. SurModics’ customers launched four new product classes in the marketplace during the quarter, bringing the fiscal year-to-date total to six, as the company works toward its goal of 10 launches in fiscal 2008. As of March 31, 2008, SurModics’ customers had 100 licensed product classes generating royalty revenue, up from 95 in the prior-year period; the total number of licensed product classes not yet launched was 103, compared with 91 in the prior-year period; and major non-licensed opportunities totaled 90, compared with 77 a year ago. In total, SurModics now has 193 potential commercial products in development.
Live Webcast
SurModics will host a webcast at 5:00 p.m. ET (4:00 p.m. CT) today to discuss the quarterly results. To access the webcast, go to the investor relations portion of the company’s website at www.surmodics.com, and click on the second quarter webcast icon. If you do not have access to the Internet and want to listen to the audio by phone, dial 800-867-1054. A replay of the second quarter conference call will be available by dialing 800-405-2236 and entering conference call ID 11112931. The audio replay will be available beginning at 7:00 p.m. CT on Wednesday, April 23, until 7:00 p.m. CT on Wednesday, April 30.
About SurModics, Inc.
SurModics, Inc. is a leading provider of surface modification and drug delivery technologies to the healthcare industry. SurModics partners with the world’s foremost medical device, pharmaceutical and life science companies to develop and commercialize innovative products that result in improved patient outcomes. Core offerings include: drug delivery technologies (coatings, microparticles, and implants); surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and specialized surfaces for cell culture and microarrays. Collaborative efforts include a sustained drug-delivery system in human trials for treatment of retinal disease and the drug-delivery polymer matrix on the first-to-market drug-eluting coronary stent. SurModics is headquartered in Eden Prairie, Minnesota and its Brookwood Pharmaceuticals subsidiary is located in Birmingham, Alabama. For more information about the company, visit www.surmodics.com. The content of SurModics’ website is not part of this release or part of any filings the company makes with the SEC.

SurModics Reports Record Total and Legacy Business Revenue in Second Quarter 2008

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, such as, statements about our ability to achieve our fiscal 2008 corporate goals and long-term objectives and statements regarding our pipeline, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) realizing the full potential benefits of the company’s agreement with Merck requires the development of new products and applications of technology; (2) costs or difficulties relating to the integration of the businesses of Brookwood Pharmaceuticals and BioFX Laboratories with SurModics’ business may be greater than expected and may adversely affect the company’s results of operations and financial condition; (3) our reliance on third parties, developments in the regulatory environment, as well as market and general economic conditions, may adversely affect our business operations and profitability and our ability to achieve our fiscal 2008 corporate goals and to realize the potential of our pipeline; (4) failure to obtain intellectual property rights protecting our proprietary technologies, or the expiration or loss of such rights, could have a material adverse effect on our business, financial condition and results of operations; and (5) other factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2007, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.
Use of Non-GAAP Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP revenue, non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance as it relates to our Merck agreement accounting treatment and provide an alternative perspective of our results of operations. We use these non-GAAP measures to assess our operating performance and

SurModics Reports Record Total and Legacy Business Revenue in Second Quarter 2008

presentation of these non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors. We believe these non-GAAP measures facilitate investors’ analysis and comparisons of our current results of operations and provide insight into the prospects of our future performance. We also believe that the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for each period presented, which are attached to this release.
Contacts
Maggie Knack, Director, Investor Relations, or
Phil Ankeny, Senior Vice President and Chief Financial Officer
(952) 829-2700
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SurModics Reports Record Total and Legacy Business Revenue in Second Quarter 2008

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Revenue:
Royalties and license fees	$13,809	$13,028	$26,987	$26,247
Product sales	4,700	3,381	9,907	6,107
Research & development	7,198	953	12,642	1,748

Total revenue	25,707	17,362	49,536	34,102

Operating expenses:
Product costs	2,154	1,092	4,129	2,179
Research & development	10,370	5,717	19,903	10,924
Selling, general & administrative	6,002	2,468	10,751	4,805

Total operating expenses	18,526	9,277	34,783	17,908

Income from operations	7,181	8,085	14,753	16,194

Investment income	1,184	1,172	2,904	2,501

Income before income taxes	8,365	9,257	17,657	18,695

Income tax provision	(3,258)	(3,582)	(6,903)	(7,029)

Net income	$5,107	$5,675	$10,754	$11,666

Basic net income per share	$0.28	$0.31	$0.60	$0.64

Diluted net income per share	$0.28	$0.31	$0.58	$0.64

Weighted average shares outstanding
Basic	18,102	18,017	18,055	18,232
Diluted	18,428	18,133	18,421	18,342

SurModics Reports Record Total and Legacy Business Revenue in Second Quarter 2008

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	September 30,
	2008	2007
	(Unaudited)
Assets
Current assets:
Cash & investments	$37,829	$26,308
Accounts receivable	17,821	16,138
Inventories	2,591	2,497
Other current assets	6,354	2,952

Total current assets	64,595	47,895

Property & equipment, net	20,934	19,738
Restricted cash	1,630	—
Long-term investments	43,089	43,917
Other assets	54,789	59,781

Total assets	$185,037	$171,331

Liabilities & Stockholders’ Equity

Current liabilities*	$12,061	$14,266

Deferred revenue (current and long-term)	28,114	25,891

Other liabilities	1,597	252

Total stockholders’ equity	143,265	130,922

Total liabilities & stockholders’ equity	$185,037	$171,331

*	Current liabilities exclude current portion of deferred revenue.
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SurModics Reports Second Quarter 2008 Results

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended
	March 31,
	2008	2007
	(Unaudited)
Operating Activities
Net income	$10,754	$11,666
Depreciation and amortization	2,993	1,960
Stock-based compensation	5,351	2,870
Net other operating activities	(2,727)	(1,069)
Change in operating assets and liabilities:
Accounts receivable	(1,683)	4,613
Accounts payable and accrued liabilities	31	(1,102)
Income taxes	(7,603)	(2,349)
Deferred revenue	1,988	375
Net change in other operating assets and liabilities	(160)	(510)

Net cash provided by operating activities	8,944	16,454

Investing Activities
Net purchases of property and equipment	(2,030)	(1,610)
Cash restricted for land purchase	(1,630)	—
Collection of notes receivable	5,870	261
Net other investing activities	3,440	20,311

Net cash provided by investing activities	5,650	18,962

Financing Activities
Issuance of common stock	1,848	2,063
Purchase of common stock to fund employee taxes	(1,450)	(178)
Repurchase of common stock	(2,601)	(35,030)
Net other financing activities	543	—

Net cash used in financing activities	(1,660)	(33,145)

Net change in cash and cash equivalents	12,934	2,271

Cash and Cash Equivalents
Beginning of period	13,812	3,751

End of period	$26,746	$6,022

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SurModics Reports Second Quarter 2008 Results

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended March 31, 2008
(in thousands, except per share data)
(Unaudited)

		Merck Agreement Adjustments
						Adjusted
	As Reported	Revenue		Billed		Non-
	GAAP (1)	Recognized		Activity		GAAP (2)
Revenue:
Royalties and license fees	$13,809	$(406)	(3)	$2,000	(4)	$15,403
Product sales	4,700					4,700
Research and development	7,198	(667)	(3)	1,837	(4)	8,368

Total revenue	$25,707	$(1,073)		$3,837		$28,471

Income from operations	$7,181	$(1,073)		$3,837		$9,945

Net income	$5,107	$(655)	(5)	$2,343	(5)	$6,795

Diluted net income per share (6)	$0.28					$0.37

	Balance at	Revenue		Billed		Balance at
	December 31, 2007	Recognized		Activity		March 31, 2008
Merck deferred revenue (7)	$22,113	$(1,073)		$3,837		$24,877

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).

(2)	Adjusted Non-GAAP amounts exclude the revenue recognized in the period associated with the Merck agreement under GAAP and include amounts billed associated with the Merck agreement.

(3)	Reflects recognition of revenue for the Merck agreement in accordance with GAAP for the period presented.

(4)	Reflects amounts billed under the Merck agreement for the period presented.

(5)	Reflects the after tax impact of the adjustments utilizing the Company’s effective tax rate for the period presented.

(6)	Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

(7)	Reflects the activity for the period presented in the deferred revenue balance sheet account associated with the Merck agreement.
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SurModics Reports Second Quarter 2008 Results

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Six Months Ended March 31, 2008
(in thousands, except per share data)
(Unaudited)

		Merck Agreement Adjustments
						Adjusted
	As Reported	Revenue				Non-
	GAAP (1)	Recognized		Billed Activity		GAAP (2)
Revenue:
Royalties and license fees	$26,987	$(719)	(3)	$2,000	(4)	$28,268
Product sales	9,907					9,907
Research and development	12,642	(740)	(3)	3,712	(4)	15,614

Total revenue	$49,536	$(1,459)		$5,712		$53,789

Income from operations	$14,753	$(1,459)		$5,712		$19,006

Net income	$10,754	$(889)	(5)	$3,479	(5)	$13,344

Diluted net income per share (6)	$0.58					$0.72

	Balance at	Revenue				Balance at
	December 31, 2007	Recognized		Billed Activity		March 31, 2008
Merck deferred revenue (7)	$20,624	$(1,459)		$5,712		$24,877

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).

(2)	Adjusted Non-GAAP amounts exclude the revenue recognized in the period associated with the Merck agreement under GAAP and include amounts billed associated with the Merck agreement.

(3)	Reflects recognition of revenue for the Merck agreement in accordance with GAAP for the period presented.

(4)	Reflects amounts billed under the Merck agreement for the period presented.

(5)	Reflects the after tax impact of the adjustments utilizing the Company’s effective tax rate for the period presented.

(6)	Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

(7)	Reflects the activity for the period presented in the deferred revenue balance sheet account associated with the Merck agreement.
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